EXHIBIT 10.1

AGREEMENT is made the 30th day of January 2004

BETWEEN:

(1)                                           THE GAME GROUP PLC of Charter Court, Third Avenue, Southampton SO9 0AP England (“Game”), a company incorporated under the laws of England and Wales with registered number 875835;

(2)                                           THE ELECTRONICS BOUTIQUE, INCORPORATED of 931 South Matlack Street, West Chester, PA 19382, USA (“EBI”), a corporation incorporated under the laws of the Commonwealth of Pennsylvania; and

(3)                                           EB SERVICES COMPANY, LLP of 931 South Matlack Street, West Chester, PA 19382 (“EBS”), a limited liability partnership registered in the Commonwealth of Pennsylvania.

PRELIMINARY

(A)                              Game (under its then name of Rhino Group plc) and EBI entered into written agreements on 13 October 1995 (the “Services Agreement”) and on 7 November 1995 (the “Licence Agreement”). On 1 February 1997, with the consent of Game, EBI assigned its rights and obligations under the Services Agreement to EBS. EBI guaranteed performance by EBS of its obligations under the Services Agreement pursuant to a deed of guarantee dated 24 January 1997 (the “Guarantee”).

(B)                                Game, EBI and EBS have agreed to terminate the Services Agreement, the Guarantee, and the Licence Agreement on and subject to the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.                        Definitions

1.1                                 Words and expressions the meanings of which are defined in clause 1.1 of the Services Agreement shall have the same respective meanings in this Agreement save where the context otherwise requires or where another meaning is expressly conferred by this Agreement.

1.2                                 In this Agreement (which expression includes the Preliminary and the Schedule) the following words and expressions have the following meanings:

Claim: any action, cause of action, proceedings, loss, costs, damages, penalties, compensation awards, orders, liability, or expense of any nature howsoever and whenever incurred by, suffered, or claimed against the relevant person;

EBHC: Electronics Boutique Holdings Corp of 931 Matlack Street, West Chester, PA 19382, a corporation incorporated under the laws of the State of Delaware (or any person which succeeds to all or any material part of its business or assets as a result of a merger or reorganisation);

EBI group: EBI, any person which succeeds to all or any material part of its business or assets as a result of a merger or reorganisation or amalgamation or scheme of reconstruction, and its subsidiary undertakings from time to time, and references to a “member of the EBI group” shall be construed accordingly;

EBI Related Person:

(i)                                     EBHC and any group undertaking of EBI, EBS, or EBHC;

(ii)                                  any associated company of EBI or EBS;

(iii)                      Susan Y. Kim trust of 31 December 1987; John T. Kim trust of 31 December 1987; and David D. Kim trust of 31 December 1987; James J. Kim; Agnes C. Kim;  Susan Y. Kim, John F. A. Earley and John T. Kim as trustees of the “David D. Kim Trust”; John T. Kim, John F. A Earley and Susan Y. Kim as trustees of the “John T. Kim Trust”, David D. Kim, John F. A. Earley and Susan Y. Kim as trustees of the “Susan Y. Kim Trust”; and any additional or successor trustee or trustees of any of the foregoing and EB Nevada, Inc., a corporation organized under the laws of the State of Nevada of 2251A Renaissance Drive, Suite 4, Las Vegas, NV89119; and

(iv)                     any person controlled by (a) any person who controls, or is a director or officer of, EBI or EBS or (b) any person falling within paragraph (iii) of this definition or (c) an associate (within the meaning of section 417(3)

of the 1988 Act) of any person falling within paragraph (iv)(a) or (b) of this definition;

Game group:  Game and its subsidiary undertakings from time to time and references to a “member of the Game group” shall be construed accordingly;

Game Related Person:

(i)                                     any group undertaking of Game;

(ii)                                  any associated company of Game; and

(iii)                      any person controlled by (a) any person who controls, or is a director of, Game or (b) an associate (within the meaning of section 417(3) of the 1988 Act) of any person who controls, or is a director, of Game;

Guarantee:  as defined in Preliminary A;

Licence Agreement:  as defined in Preliminary A;

Relevant EBI Persons:  all those persons referred to in clauses 2.5.1 to 2.5.6 (inclusive);

Relevant Game Persons:  all those persons referred to in clauses 2.4.1 to 2.4.4 (inclusive);

Services Agreement: as defined in Preliminary A;

Settlement Agreement: the settlement agreement between Game (under its then name of The Electronics Boutique plc), EBI, and EBS as attached to the order of Mr Justice Thomas dated 21 January 2002 in the High Court action number 110 of 2001;

Termination Date: 31 January 2004.

1.3                                 In this Agreement:

1.3.1                        “control” shall have the meaning set out in section 416 of the Income and Corporation Taxes Act 1988 (the “1988 Act”) and/or the meaning set out in section 840 of the 1988 Act (to the intent that if either applies or if both apply, control shall be deemed to exist) and “controlled” shall be construed accordingly;

1.3.2                        “associated company” shall have the meaning set out in section 416 of the 1988 Act (applying the definition of control as set out in clause 1.3.1);

1.3.3                        “subsidiary” shall have the meaning set out in section 736 of the Companies Act 1985;

1.3.4                        “subsidiary undertaking” and “group undertaking” shall have the meanings given to these expressions in sections 258 and 259 respectively of the Companies Act 1985; and

1.3.5                        “director” includes “shadow director”, both as defined in section 741 of the Companies Act 1985;

and these meanings shall apply (mutatis mutandis) notwithstanding that the object of their application is a US body corporate or partnership.

1.4                                 References to any statute or statutory provision or order or regulation made thereunder shall include that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof.

1.5                                 References to persons shall include bodies corporate and unincorporated associations, partnerships and individuals.

1.6                                 References to a Preliminary or clause or the Schedule are, unless the context otherwise requires, references to recitals or the Schedule to, or clauses of, this Agreement.

2.                        Termination of Services Agreement and Guarantee

2.1                                 Pursuant to clause 14.3 of the Services Agreement it is hereby agreed and declared that the Services Agreement shall terminate on the Termination Date.  Notwithstanding any provision of the Services Agreement, except to the extent referred to or stated in this Agreement, all provisions of the Services Agreement will cease to have effect as from the Termination Date.

2.2                                 Notwithstanding the termination of the Services Agreement under clause 2.1 of this Agreement, on the Termination Date Game shall be liable to pay to EBS (or to its order):

2.2.1                        the balance of the fee payable under clause 5.1 (a) of the Services Agreement in respect of Turnover for the Year ending on 31 January 2004; and

2.2.2                        the bonus fee (if any) payable under clause 5.1(b) of the Services Agreement in respect of the Profit for the Year ending on 31 January 2004.

The Turnover and the Profit for the Year ending on 31 January 2004 shall be calculated and verified, and the fees payable under clause 2.2 of this Agreement shall be paid (and any necessary part of it repaid), in accordance with the provisions of clauses 7.1 to 7.4 (inclusive) and 8 of the Services Agreement (in all such clauses ignoring all references to clause 7.5) save that (i) Game shall have no obligation to deliver management accounts or copies of related working papers as referred to in clause 7.1 of the Services Agreement; and (ii) the obligation to make the payment referred to in clause 2.3 shall be ignored in the calculation of the Profit for the Year ending on 31 January 2004.  Game will use all reasonable endeavours to procure that its auditors issue the certificate referred to in clause 7.4(c) of the Services Agreement in, or substantially in, the form agreed between the parties.

2.3                                 In addition to the payments to be made by Game under clauses 2.2 and 4.1, Game shall within 14 days of the date of execution of this Agreement pay to EBS (or to its order) the sum of US$15,000,000 (United States dollars fifteen million), such sum being in full and final settlement of any payments which Game may have been liable to pay under the Services Agreement.

2.4                                 Without prejudice to any right, obligation or liability that arises under this Agreement, EBI and EBS hereby waive, release and fully discharge, the following from all rights, obligations and liabilities under the Services Agreement, whether past, current or future:

2.4.1                        Game;

2.4.2                        all other members of the Game group;

2.4.3                        all other Game Related Persons; and

2.4.4                        all employees, officers, directors, servants or agents of Game and/or of any other Game Related Person, and/or of any other member of the Game group.

2.5                                 Without prejudice to any right, obligation or liability that arises under this Agreement, Game hereby waives, releases and fully discharges, the following from all rights, obligations and liabilities under the Services Agreement, whether past, current or future:

2.5.1                        EBI;

2.5.2                        EBS;

2.5.3                        all other members of the EBI group;

2.5.4                        all other EBI Persons;

2.5.5                        all other EBI Related Persons; and

2.5.6                        all employees, officers, directors, servants or agents of EBI, and/or of EBS, and/or of any other EBI Related Person, and/or any other EBI Person, and/or of any other member of the EBI group.

2.6                                 Without prejudice to the generality of clause 2.5:

2.6.1                        EBI shall be released and discharged from all its obligations under the Guarantee including, without limitation, any obligation to provide access to any data or information; and

2.6.2                        EBI shall have no further obligation to provide the Services.

2.7                                 The parties hereby agree and declare that the Guarantee shall terminate on the Termination Date.

3.                        Termination of Licence Agreement

3.1                                 Notwithstanding clause 11.1 of the Licence Agreement, the Licence Agreement will not terminate on the Termination Date, but will continue in force in accordance with its terms (as varied by clause 3 of this Agreement).

3.2                                 It is agreed by all parties that the current clause 2 of the Licence Agreement shall be deleted and replaced by the following wording:

“The Licensor hereby grants to the Licensee a non-transferable royalty-free non-exclusive licence for the Licensee and members of its Group to use the Trade Mark (except as a corporate name) in the course of the Business in the Territory provided that such Trade Mark is solely used in respect of those stores that were operated by the Licensee or members of its Group using the Trade Mark on 31 January 2004.”

3.3                                 It is agreed by all the parties that from the Termination Date, except for clauses 4, 5.2, 10, 11, and 12 of the Licence Agreement (which will cease to apply as from the Termination Date) all the provisions of the Licence Agreement will continue in force and effect.

3.4                                 It is agreed by all parties that the Licence Agreement will terminate with immediate effect upon:

3.4.1                        31 January 2005; or

3.4.2                        any breach by Game of any of its obligations under clauses 2.2, 2.3 and 4.1 of this Agreement which, if capable of remedy, is not remedied within 10 days of written notice being served by, or on behalf of, EBI on Game alleging a breach of this Agreement and setting out the alleged breach in sufficient detail to enable it to be identified; or

3.4.3                        any material breach by Game of this Agreement (except a breach of clauses 2.2, 2.3 and 4.1) which, if capable of remedy, is not remedied within 10 days of written notice being served by, or on behalf of, EBI on Game alleging a breach of this Agreement and setting out the alleged breach in sufficient detail to enable it to be identified; or

3.4.4                        any breach by Game or any member of its group of any of the material terms of the Licence Agreement which, if capable of remedy, is not remedied within 10 days of written notice being served by, or on behalf of, EBI on Game alleging a breach of the Licence Agreement and setting out the alleged breach in sufficient detail to enable it to be identified.

3.5                                 It is agreed by all parties that clause 17.2 of the Licence Agreement is hereby varied so that no notice need be served on the residential address from time to time of the managing director appointed pursuant to clause 9 of the Services Agreement.

3.6                                 If, after the date of this Agreement, EBI or EBS believes that any member of the Game group is infringing the provisions of the Licence Agreement as amended by this clause 3, they will, before taking any other action (except for issuing a notice under clause 3.4.4), give notice of the alleged infringement to Game and give Game 10 days from receipt of the notice in which to investigate and procure the cessation of any infringing activity and only if Game fails to procure such cessation will EBI or EBS be entitled to take further action.

     4.                        Payment of EBI and EBS legal fees

4.1                                 Within 14 days of the execution of this Agreement Game shall pay to EBS (or to its order) the additional sum of US$282,322.22 (United States dollars two hundred and eighty two thousand three hundred and 22 cents) which, in addition to previous payments that have already been paid by Game to EBS on account of EBS’s claim for legal fees relating to case no HC02C00791, are in full and final settlement of the dispute regarding legal fees incurred by EBI and EBS in connection with Case No. HC02C00791 in the High Court and Court of Appeal and Game’s claims for payment of offset items totalling US$42,677.68 (United States dollars forty-two thousand, six hundred and seventy seven and 68 cents).

4.2                                 The parties will take all steps necessary to notify the court that the assessment of costs relating to Case No. HC02C0079 has been settled on terms that each side bears its own costs in relation to the assessment and to cause it to be discontinued.

5.                        Covenants

The provisions of the Schedule shall have effect.

6.                        Full and Final Settlement

6.1                                 To the intent that this Agreement shall be in full and final settlement, but without prejudice to any right, obligation or liability that arises under this Agreement, Game agrees with EBI (EBI holding the benefit on trust for itself and each Relevant EBI Person) that Game hereby waives, releases and discharges and will procure that all other members of the Game group will waive, release and discharge, all and any Claims of any nature and in respect of any matter against one or more Relevant EBI Persons that has or may have accrued to date, including, for the avoidance of doubt and without limitation, any Claim under or in connection with the Services Agreement, Guarantee, Settlement Agreement, or Licence Agreement and/or in respect of the performance or alleged breach of any of such person’s obligations contained in such agreements.  For the purposes of this Agreement Game shall not be regarded as being in breach of its obligation under this clause 6.1 to procure a waiver, release or discharge from any person if it indemnifies the Relevant EBI Person against the relevant Claim.

6.2                                 To the intent that this Agreement shall be in full and final settlement, but without prejudice to any right, obligation or liability that arises under this Agreement, each of EBI and EBS agrees with Game (Game holding the benefit on trust for itself and each Relevant Game Person) that EBI and EBS hereby waive, release and discharge, and will procure that  (a) the EBI Related Persons referred to in paragraph (iii) of the definition thereof and (b) all other Relevant EBI Persons except for (a) any other Relevant EBI Person who is a natural person and (b) any EBI Related Persons referred to in paragraph (iv) of that definition, will waive, release and discharge, all and any Claims of any nature and in respect of any matter against one or more Relevant Game Persons that has or may have accrued to date, including for the avoidance of doubt and without limitation, any Claim under or in connection with the Services Agreement, Guarantee, Settlement Agreement, or Licence Agreement and/or in respect of the performance or alleged breach of any of such person’s obligations contained in such agreements.

7.                        Payment

7.1                                 Notwithstanding any provisions of the Services Agreement, the payments to be made by Game to EBS (or its order) under clauses 2.2, 2.3 and 4.1 of this Agreement shall be paid by direct credit transfer to the bank account(s) and designee(s) as EBS shall specify prior to the due dates for payment.

7.2                                 If all or any part of such payments are not paid on the due date, Game shall pay interest on the overdue amount (both before and after any judgment) at a rate of two per cent. per annum over the base rate from time of National Westminster Bank Plc (or its successors) such interest to accrue from the due date of payment of the said sum until the date on which payment is received by EBS.

7.3                                 All amounts to be paid by Game under clauses 2 and 4 of this Agreement shall be paid in full without any deduction or withholding other than as required by law and Game will not be entitled to assert any credit, set-off or counterclaim against EBS, EBI, any other member of the EBI group, or any other EBI Related Person in order to justify withholding payment of any such amount in whole or in part.

7.4                                 If all or any part of any payments due from EBS under clause 2 of this Agreement are not paid on the due date, EBS shall pay interest on the overdue amount (both before and after any judgment) at a rate of two per cent. per annum over the base rate from time of National Westminster Bank Plc (or its successors) such interest to accrue from the due date of payment of the said sum until the date on which payment is received by Game.

7.5                                 All amounts (if any) to be paid by EBS under clause 2 of this Agreement shall be paid in full without any deduction or withholding other than as required by law and EBS will not be entitled to assert any credit, set-off or counterclaim against Game, any other member of the Game group, or any other Game Related Person in order to justify withholding payment of any such amount in whole or in part.

8.                        Authority

The persons executing this Agreement have been duly authorised and empowered to do so on behalf of the respective parties hereto.

9.                        Confidentiality

9.1                                 Each of the parties to this Agreement acknowledges that the other party will be issuing a press release and making filings with applicable regulatory bodies describing the transactions contemplated by this Agreement provided that with respect to the press releases and filings to be issued upon signing of this Agreement, the parties agree to cooperate and shall have the right to approve the form and content of the press release of the others (such approval shall not be unreasonably withheld, delayed or made conditional).

9.2                                 EBI and EBS shall be entitled to disclose the information referred to in clause 9.1 to EBI group members and to EBI Related Persons and Game shall be entitled to disclose such information to other Game group members and to Game Related Persons.

9.3                                 EBI and EBS on the one hand and Game on the other shall keep (and shall procure that members of their respective groups shall keep) confidential all information which was disclosed to the other pursuant to or for the purposes of the Services Agreement and the Licence Agreement save for information which is already in the public domain through no breach of any obligation of confidentiality or that is required by any applicable law or regulation.

9.4                                 Each party may refer to this Agreement and its terms in good faith and in the ordinary course of business but not in a way or in terms that is disparaging to any other party.

10.                  Variations

This Agreement may be amended, modified, superseded or cancelled and any of its terms, covenants, representations, warranties, undertakings or conditions may be waived only by an instrument in writing signed by (or by some person duly authorised by) all of the parties or, in the case of a waiver, by the party waiving compliance.

11.                  Waivers

11.1                           The failure of any party at any time or times to require performance of any provision of this Agreement shall not affect its right to enforce such provision at a later time.

11.2                           No waiver by any party of any condition nor the breach of any term, covenant, representation, warranty or undertaking contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or deemed to be or construed as the waiver of the breach of any other term, covenant, representation, warranty or undertaking in this Agreement.

12.                  Jurisdiction

12.1                           This Agreement shall be governed by and construed in accordance with the laws of England. The parties submit to, and agree that any dispute arising out of or in any way connected with this Agreement shall be submitted to, the exclusive jurisdiction of the English courts.

12.2                           Each of EBI and EBS hereby irrevocably appoints Fladgate Fielder of 25 North Row, London W1K 6DJ (Reference: Anthony Vaughan) as their agent for the service of process.  Service upon the agent shall be deemed completed whether or not forwarded to or received by EBI and EBS.  If any process agent ceases to have an address in England, the relevant party irrevocably agrees to appoint a new process agent acceptable to Game and to deliver to Game within 15 business days a copy of a written acceptance of appointment by the process agents.  Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgment or other settlement in any other courts.

13.                  Miscellaneous

13.1                           If there is any conflict between the express terms of this Agreement and the Settlement Agreement or this Agreement and the Licence Agreement (as varied by clause 3 of this Agreement), the express terms of this Agreement shall prevail.

13.2                           Game hereby agrees to indemnify EBI and EBHC against any claims that may be made by J. Steinbrecher as a result of his secondment to Game under an agreement dated 20 December 1995 which arise as a result of any breach by Game or any other member of the Game group.  If EBI (which represents to Game that it is not currently aware of any basis for such a claim being made) becomes aware of any such claim it shall promptly give notice to Game, allow Game conduct of any such claim and give Game such assistance as it reasonably requires to defend such claim.

14.                  Notices

14.1                           Any notice to be served pursuant to or in connection with this Agreement shall be in writing and may be made by letter.  Any such notice shall be deemed to be given when delivered personally or on actual receipt/ if sent by pre-paid airmail 3 business days from the time of posting.

14.2                           In proving such service it shall be sufficient to prove that the notice was properly addressed and left at or posted by airmail to the place to which it was so addressed.

14.3                           The address of each party for all notices in connection with this Agreement is:

14.3.1                  EBI

c/o Electronics Boutique Holdings Corp

931 South Matlack Street, West Chester, PA 19382

Attention:                                                     Jeff Griffiths

Tel:  + 1610 430 8100

With copies to:

Anthony Vaughan

Fladgate Fielder

25 North Row

London W1K 6DJ; and

Leonard M Klehr

Klehr, Harrison, Harvey, Branzburg & Ellers LLP

260 South Broad Street

Philadelphia

PA 19102-5003

14.3.2                  EBS

Electronics Boutique Holdings Corp

931 South Matlack Street, West Chester, PA 19382

Attention:  Jeff Griffiths

Tel: + 1610 430 8100

With copies to:

Anthony Vaughan

Fladgate Fielder

25 North Row

London W1K 6DJ; and

Leonard M Klehr

Klehr, Harrison, Harvey, Branzburg & Ellers LLP

260 South Broad Street

Philadelphia

PA 19102-5003

14.3.3                  Game

The Game Group plc

Charter Court, Third Avenue, Southampton SO9 0AP

Attention:  Martin Long

Tel:  01344 464050

With a copy to:

Stephen Dobson

Speechly Bircham

6 St Andrew Street

London

EC4A 3LX

14.4                           Each party may notify the other of a different address for service of notice by notice to the other parties in accordance with this clause 14.

15.                  Entire Agreement

15.1                           This Agreement represents the entire agreement and understanding of Game, EBI and EBS on the subject matter hereof and sets aside all previous agreements, negotiations and discussions between those parties relating to such subject matter. This Agreement may not be modified or amended except by written agreement signed by the duly authorised representatives of each of the parties hereto.

15.2                           Each of the parties acknowledges that, in entering into this Agreement, it does not rely on and will have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether a party to this agreement or not) other than as expressly set out in this agreement.  The only remedy available to it will be for breach of contract under the terms of this Agreement.  Nothing in this clause 15.2 will, however, operate to limit or exclude any liability for fraud.

16.                  Contracts (Rights of Third Parties) Act 1999

16.1                           Clauses 2.4 and 6.2 of, and the Schedule to, this Agreement (other than paragraph 3 of the Schedule) are for the benefit of those persons referred to in clauses 2.4.1 and 2.4.4, who may enforce any of the provisions of such clauses and the Schedule (other than paragraph 3 of the Schedule) of this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999. Notwithstanding the aforesaid, the consent of any such person other than Game shall not be required to any modification or proposed modification to this Agreement.

16.2                           Clauses 2.5 and 6.1 of, and the Schedule to, this Agreement (other than paragraph 2 of the Schedule) are for the benefit of those persons referred to in clauses 2.5.1 to 2.5.6 (inclusive), who may enforce any of the provisions of such clauses, and the Schedule (other than paragraph 2 of the Schedule) of this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999. Notwithstanding the aforesaid, the consent of any such persons other than EBI and EBS shall not be required to any modification or proposed modification to this Agreement.

16.3                           Subject to clauses 16.1 and 16.2, a person who is not a party to this Agreement shall not have any rights under, or be able to enforce, this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

17.                  Counterparts

This Agreement may be executed by facsimile and in counterpart. Such counterparts, when taken together, shall form one document.

IN WITNESS whereof this Agreement has been executed by the parties hereto as a deed and is intended to be and is hereby delivered on the date first before written

Schedule

DEFINITIONS

1.                        For the purposes of this Schedule:

1.1                                 “directly or indirectly” shall (without limiting the expression) mean either alone or jointly with any other person, firm or body corporate and whether on the relevant person’s own account or in conjunction with or on behalf of another or others or as the holder of any interest in, or as director, officer, employee or agent of, or consultant to, any other person, firm or body corporate;

1.2                                 “on-line retailing” means enabling customers based in the United Kingdom and Eire to purchase products or other digital media (for delivery by download or otherwise);

1.3                                 “EBI Restricted Person” means:

1.3.1                        EBI and EBS and EBHC (including any person which succeeds to all or any material part of the business or assets of any such entity as a result of any merger, amalgamation or reorganisation or scheme of reconstruction);

1.3.2                        any group undertaking of EBI, or EBS, or EBHC (including any person which succeeds to all or any material part of the business or assets of any such group undertaking as a result of any merger or reorganisation or scheme of reconstruction);

1.3.3                        any associated company of EBI or EBS;

1.3.4                        Susan Y. Kim Trust of 31 December 1987; John T. Kim Trust of 31 December 1987; and David D. Kim trust of 31 December 1987.  James J. Kim; Agnes C. Kim;  Susan Y. Kim, John F. A. Earley and John T. Kim as trustees of the “David D. Kim Trust”; John T. Kim, John F. A Earley and Susan Y. Kim as trustees of the “John T. Kim Trust”, David D. Kim, John F. A. Earley and Susan Y. Kim as trustees of the “Susan Y. Kim Trust”; and any additional or successor trustee or trustees of any of the foregoing and EB Nevada, Inc., a corporation organized under the laws of the State of Nevada of 2251A Renaissance Drive, Suite 4, Las Vegas, NV89119; and

1.3.5                        any person controlled by (a) any person who controls, or is a director or officer of, EBI or EBS or (b) any person falling within paragraph 1.3.4 of this definition or (c) an associate (within the meaning of section 417(3) of the 1988 Act) of any person falling within paragraph 1.3.5(a) or (b) of this definition.

2.                        EBI and EBS restrictions

Subject to the provisions of paragraph 2.3 below, EBS undertakes (for itself, its partners in EB Service Company, LLP, and its servants and agents) that it will not, and EBI undertakes (for itself, its officers, servants and agents) that it will not, and that it will procure that no EBI Restricted Person will:

2.1                                 until 1 February 2006:

2.1.1                        directly or indirectly make any sales into the United Kingdom and Eire by any means whatsoever, including without limitation (a) through or by means of any electronic medium, or (b) by means of on-line retailing from a website or websites;

2.1.2                        target customers or potential customers who are from inside the United Kingdom and Eire, specifically, for re-direction via an internet link or re-directed URL to any other website which carries on the business of retailing computer and video games and other related products to customers inside the United Kingdom and Eire, whether or not owned by EBI, EBS, an EBI Person or any other EBI Restricted Person;

2.1.3                        directly or indirectly carry on or be or become concerned or interested (including without limitation as a shareholder or under a management agreement) or, other than in an immaterial respect, assist in any way, in any business which is in competition within the United Kingdom and Eire with all or part of the business of the sale and/or distribution of computer hardware, software and video games as such business is carried on within the United Kingdom and Eire by any member of the Game group at the Termination Date;

2.1.4                        directly or indirectly enter into any contractual arrangement with any person who is carrying on any business which is in competition within the United Kingdom and Eire with all or part of the business of the sale and distribution of computer hardware, software and video games as such business is carried on within the United Kingdom and Eire by any member of the Game group at the Termination Date where the result of the contractual arrangement is likely to have a materially prejudicial effect on the business of the Game group within the United Kingdom and Eire;

2.1.5                        directly or indirectly within the United Kingdom or Eire induce, solicit or entice any person from the employment of Game or any other member of Game group or employ or engage any person who is employed by Game or any other member of the Game group and in each case who is a senior employee within the Game group (irrespective of whether that person is a senior employee at the date of this Agreement or subsequently becomes a senior employee).  A “senior employee” for the purpose of this Schedule is any person who is a store manager or occupies a more senior management position;

2.1.6                        directly or indirectly:

(a)                                  solicit, initiate or respond to any approach made that seeks to solicit or initiate a Transaction;

(b)                                 proceed with any due diligence, or continue or enter into negotiations or any agreement or arrangement with anyone, relating to any Transaction; or

(c)                                  engage any professional advisers or agents to do any of the foregoing on behalf of EBS, EBI, EBHC or any EBI Restricted Person.

In this paragraph 2.1.6 a “Transaction” means:

(i)                         the possible acquisition by EBI, EBS, EBHC or any EBI Restricted Person of any part of the share capital (whether existing or new issue) or undertaking of (a) the holding company of the entity carrying on business in France at the date of this Agreement under the name Micromania (believed to be SFMI-Micromania SA number 327070 488 RCS Grasse (1983 B 00091) but whose identity is to be confirmed to EBI no later than 1 March 2004) (“Micromania”)) or (b) any group undertaking of either Micromania (either at the date of this Agreement or which becomes a group undertaking at any time prior to 1 February 2006) or of any person which succeeds to any part of the business or assets of Micromania as a result of any merger, amalgamation or scheme of  reconstruction (the “Micromania group”);

(ii)                      participation with any member of the Micromania group or Albert Loridan in any joint venture, partnership, franchise or similar business association;

(iii)                   the provision of management services, know-how or other support or services to a member of the Micromania group;

2.2                                 until 1 February 2005:

2.2.1                        directly or indirectly induce, solicit or entice any person from the employment of Game or any other member of the Game group or employ or engage any person who is employed by Game or any other member of the Game group, in, or responsible for, France or Spain and in each case who is a senior employee within the Game group (irrespective of whether that person is a senior employee at the date of this Agreement or subsequently becomes a senior employee);

2.2.2                        directly or indirectly carry on or be or become concerned or interested (including without limitation as a shareholder or under a management agreement) or, other than in an immaterial respect, assist in any way, in any business which is in competition within France or Spain with all or part of the business of the sale and/or distribution of computer hardware, software and video games as such business is carried on within France or Spain by any member of the Game group as at the Termination Date provided that the restriction in this paragraph 2.2.2 will not prohibit any sales and/ or distribution of computer hardware, software, or computer games by means of on-line retailing from a website or websites by a member of the EBI group which is both currently used for this purpose and which does not have a domain name ending fr. or es. to customers based in France or Spain; or

2.2.3                        directly or indirectly enter into any contractual arrangements with any person who is carrying on any business which is in competition within France or Spain with all or part of the business of the sale and distribution of computer hardware, software and video games as such business is carried on within France or Spain by any member of the Game group at the Termination Date and where the result of the contractual arrangement is likely to have a material prejudicial effect on the business of the Game group within France or Spain.

2.3                                 The restrictions in paragraphs 2.1.1, 2.1.2, 2.1.3, 2.1.4, 2.1.5, 2.2.1, 2.2.2 and 2.2.3 shall not apply to an Excluded Person and its Excluded Subsidiaries to the extent set out in paragraph 2.3.3 below.

2.3.1                        An “Excluded Person” means a person:

2.3.1.1               who is not already an EBI Restricted Person and who acquires or holds more than 50% of the voting share capital of EBHC, whether alone or acting jointly with others (none of whom is an EBI Restricted Person) pursuant to an arm’s length, bona fide transaction; and

2.3.1.2               who would not otherwise be an EBI Restricted Person but for the shareholding referred to in paragraph 2.3.2.1; and

2.3.1.3               who immediately prior to the date of the acquisition or holding of more than 50 per cent of the voting share capital of EBHC as referred to in paragraph 2.3.2.1 is carrying out Relevant Business (as defined in paragraph 2.3.5 below) either itself or through a subsidiary undertaking in (a) the United Kingdom and Eire and/or; (b) France and/or; (c) Spain (each a “Territory”).

2.3.2                        If the Relevant Business is carried on in:

•                  the United Kingdom and Eire, the restrictions in paragraphs 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5 shall not apply to the Excluded Person and its Excluded Subsidiaries;

•                  France, the restrictions in paragraphs 2.2.1, 2.2.2 and 2.2.3 shall not apply in respect of France to the Excluded Person and its Excluded Subsidiaries;

•                  Spain, the restrictions in paragraphs 2.2.1, 2.2.2 and 2.2.3 shall not apply in respect of Spain to the Excluded Person and its Excluded Subsidiaries.

2.3.3                        An “Excluded Subsidiary” is any subsidiary undertaking of an Excluded Person that is not and never has been a subsidiary undertaking of EBI, EBHC or EBS.

2.3.4                        “Relevant Business” means carrying on the business of the sale and distribution of computer hardware, software and video games from 10 or more stores in the relevant Territory in the 6 months prior to the date of the acquisition or holding of more than 50% of the voting share capital of EBHC as referred to in paragraph 2.3.2.1.

3.                        Game restrictions

Game undertakes (for itself, its officers, servants and agents) that it will not, and that it will procure that no other member of the Game group will, until 1 February 2005:

3.1                                 directly or indirectly carry on or be or become concerned or interested  (including without limitation as a shareholder or under a management agreement), or, other than in an immaterial respect, assist in any way, in any business which is in competition within Italy or Germany with all or part of the business of the sale and distribution of computer hardware, software and video games as such business is carried on within Italy or Germany by EBI, any EBI Related Person, or any member of the EBI group at the Termination Date provided that the restriction in this paragraph 3.1 will not prohibit any sales and/ or distribution of computer hardware, software, or computer games by means of on-line retailing from a website or websites by a member of the Game group which is both currently used for this purpose and which does not have a domain name ending de. or it. to customers based in Germany or Italy; or

3.2                                 directly or indirectly enter into any contractual arrangements with any person who is carrying on any business which is in competition within Italy or Germany with all or part of the business of the sale and distribution of computer hardware, software and video games as such business is carried on within Italy or Germany by EBI, any EBI Related Person, or any member of the EBI Group at the Termination Date and where the result of the contractual arrangement is likely to have a material prejudicial effect on the business of EBI, any EBI Related Person, or any member of the EBI Group within Italy or Germany;

3.3                                 directly or indirectly induce, solicit or entice any person from the employment of EBI, or any other member of the EBI group or any other EBI Related Person or employ or engage any person who is employed by EBI, or any other member of the EBI group or any other EBI Related Person in, or responsible for, Italy or Germany and in each case who is a senior employee within the EBI group (irrespective of whether that person is a senior employee at the date of this Agreement or subsequently becomes a senior employee).

3.4                                 Each of the covenants contained in paragraphs 2 and 3 above is intended to be separate and severable and enforceable as such.

3.5                                 The parties consider the respective periods of restriction specified in paragraphs 2 and 3 to be reasonable, but in the event of a court of competent jurisdiction or other competent authority determining any of them to be too long, the period of the restriction concerned shall be deemed reduced to the period regarded by such court or other authority as reasonable, and the covenant concerned shall be read as having been amended to incorporate that reduced period in substitution of the period stated in it and shall be enforceable as such.

3.6                                 The parties consider the undertakings in paragraphs 2 and 3 to be reasonable in all the circumstances but if any one or more of them should for any reason be held to be invalid but would have been held to be valid if part of the wording thereof was deleted or if part of the wording in any definition applicable to the wording thereof was deleted in its application to this Schedule, the said undertakings shall apply with the minimum modifications necessary to make them valid and effective.

3.7                                 The restrictions in this schedule will not prevent any party (or any member of a group of any party) from holding shares which confer in aggregate not more than 3 per cent of the voting or economic rights in a company the shares of which are publicly traded.

3.8                                 No act, default or omission by any person will be a breach of this Schedule unless the effects of such act, default or omission are material.

Executed as a deed by

THE GAME GROUP PLC

acting by	/s/

Director

/s/

Director/Secretary

Executed as a deed by

THE ELECTRONICS

BOUTIQUE, INCORPORATED

in accordance with its constitution and

the laws of its state of incorporation

/s/

President

/s/

Secretary

Executed as a deed by

EB SERVICES COMPANY LLP

in accordance with its limited partnership agreement and

the laws of its state of formation acting by EB Services Corporation as its general partner

/s/

President

/s/

Secretary

Signature Page

EBI – Game Termination Agt

Dated	January 30, 2004

THE GAME GROUP PLC (1)

and

THE ELECTRONICS BOUTIQUE, INCORPORATED (2)

and

EB SERVICES COMPANY, LLP (3)

TERMINATION AGREEMENT